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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the inclusion in this Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-129504) of (i) our report dated February 28, 2006 with respect to the statement of combined revenues and direct operating expenses of the natural gas and oil properties acquired from Joint Resources Company and other interest owners for the year ended December 31, 2005, and (ii) our report dated May 11, 2005, with respect to the statement of combined revenues and direct operating expenses of the natural gas properties acquired from Dan A. Hughes Company and other interest owners for the year ended December 31, 2004, each contained therein appearing in this Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Rylander, Clay & Opitz, L.L.P. Rylander, Clay & Opitz, L.L.P. Fort Worth, Texas April 3, 2006

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS